Exhibit 99.1

925 W Georgia St, Suite 910 Vancouver, British Columbia V6C 3L2 (604) 424-0984 www.gatossilver.com

GATOS SILVER AMENDS JOINT VENTURE AGREEMENTS WITH DOWA TO OBTAIN ENHANCED MANAGEMENT RIGHTS AND ANNOUNCES FINANCIAL STATEMENT CONSOLIDATION

Vancouver, BC — December 19, 2024 — Gatos Silver, Inc. (NYSE/TSX: GATO) (“Gatos Silver” or the “Company”) today announced that it has entered into amended and restated agreements (the “Amended Agreements”) with Dowa Metals & Mining Co., Ltd. (“Dowa”) regarding the Los Gatos Joint Venture (the “LGJV”). The Amended Agreements, which are effective on January 1, 2025, expand Gatos Silver’s management rights within the LGJV which will result in the Company being able to fully consolidate the financial statements of the LGJV rather than accounting for its investment in the LGJV under the equity method of accounting as is currently required. The ownership interests of the Company and Dowa in the LGJV are unchanged, at 70% and 30%, respectively.

The Amended Agreements strengthen Dowa’s zinc concentrate offtake rights, including amending pre-defined commercial terms, which continue to be based on world benchmarks, and commitments regarding concentrate production and product quality. The Amended Agreements also update the terms for management services provided by Gatos Silver in its oversight of the LGJV, reduce supermajority voting requirements and provide the Company with a new sole-funding right for significant mine or plant modifications or expansions, among other things.

“The Los Gatos Joint Venture has been very successful since its establishment 10 years ago, founded on the strength of its assets, our team, and our relationship with Dowa as a valued partner,” said Dale Andres, CEO. “The amended joint venture agreements build upon this foundation, and importantly, allow full financial consolidation within Gatos Silver which will streamline financial reporting and provide investors with a focused picture of the Company’s financial performance, including following the merger with First Majestic which we anticipate will close in January 2025.”

Important Information for Investors and Stockholders about the Transaction and Where to Find It

This news release is not intended to and does not constitute an offer to buy or sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities of First Majestic Silver Corp. (“First Majestic”) or Gatos Silver or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities of First Majestic or Gatos Silver in any jurisdiction in contravention of applicable law. This news release may be deemed to be soliciting material relating to First Majestic’s proposed acquisition of all of the issued and outstanding shares of common stock of Gatos Silver (the “Transaction”).

In connection with the Transaction between First Majestic and Gatos Silver pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”), First Majestic filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4 that includes a Proxy Statement of Gatos Silver that also constitutes a Prospectus of First Majestic (the “Proxy Statement/Prospectus”) and other documents. Each of First Majestic and Gatos Silver may also file other relevant documents with the SEC regarding the Transaction. The registration statement on Form F-4 was declared effective by the SEC on December 2, 2024. Gatos Silver filed a Proxy Statement/Prospectus with the SEC on December 3, 2024 which it commenced mailing on December 6, 2024 to its stockholders in connection with the Transaction. First Majestic filed the Information Circular in connection with the proposed Transaction with applicable Canadian securities regulatory authorities on December 10, 2024 and commenced mailing the meeting materials to its shareholders on December 10, 2024. This news release is not a substitute for any registration statement, proxy statement, prospectus or other document First Majestic or Gatos Silver has filed or may file with the SEC or Canadian securities regulatory authorities in connection with the pending Transaction. INVESTORS AND SECURITY HOLDERS OF GATOS SILVER AND FIRST MAJESTIC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND MANAGEMENT PROXY CIRCULAR, RESPECTIVELY, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC OR CANADIAN SECURITIES REGULATORY AUTHORITIES AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST MAJESTIC, GATOS SILVER, THE TRANSACTION AND RELATED MATTERS. Investors and security holders are able to obtain free copies of the Proxy Statement/Prospectus, the filings with the SEC that are and will be incorporated by reference into the Proxy Statement/Prospectus and other documents filed with the SEC by First Majestic and Gatos Silver containing important information about First Majestic or Gatos Silver and the Transaction through the website maintained by the SEC at www.sec.gov. Investors are also able to obtain free copies of the management proxy circular and other documents filed with Canadian securities regulatory authorities by First Majestic, through the website maintained by the Canadian Securities Administrators at www.sedarplus.com. In addition, investors and security holders are able to obtain free copies of the documents filed by First Majestic with the SEC and Canadian securities regulatory authorities on First Majestic’s website at www.firstmajestic.com or by contacting First Majestic’s investor relations team. Copies of the documents filed with the SEC by Gatos Silver are available free of charge on Gatos Silver’s website or by contacting Gatos Silver’s investor relations team.

Participants in the Merger Solicitation

First Majestic, Gatos Silver and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed Transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of First Majestic and the stockholders of Gatos Silver in connection with the Transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the Proxy Statement/Prospectus described above and other relevant documents filed with the SEC and Canadian securities regulatory authorities in connection with the Transaction. Additional information regarding First Majestic’s directors and executive officers is also included in First Majestic’s Notice of Annual Meeting of Shareholders and 2024 Proxy Statement, which was filed with the SEC and Canadian securities regulatory authorities on April 15, 2024, and information regarding Gatos Silver’s directors and executive officers is also included in Gatos Silver’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 20, 2024, as amended by Amendment No. 1 to such annual report filed with the SEC on May 6, 2024 and Gatos Silver’s 2024 Proxy Statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2024. These documents are available free of charge as described above.

About Gatos Silver

Gatos Silver is a silver dominant exploration, development and production company that discovered a new silver and zinc-rich mineral district in southern Chihuahua State, Mexico. As a 70% owner of the LGJV, the Company is primarily focused on operating the Cerro Los Gatos mine and on growth and development of the Los Gatos district. The LGJV includes approximately 103,000 hectares of mineral rights, representing a highly prospective and under-explored district with numerous silver-zinc-lead epithermal mineralized zones identified as priority targets.

On September 5, 2024, Gatos Silver and First Majestic Silver Corp. (“First Majestic”) announced that they entered into a definitive merger agreement pursuant to which First Majestic will acquire all of the issued and outstanding common shares of Gatos Silver (the “Merger”). The proposed Merger would consolidate three world-class, producing silver mining districts in Mexico to create a leading intermediate primary silver producer. Information relating to the proposed Merger can be found at the Company’s website at www.gatossilver.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward-looking information” under applicable Canadian securities laws (collectively, “forward-looking statements”). These statements relate to future events of First Majestic and/or Gatos Silver that are based on assumptions of management of First Majestic and/or Gatos Silver made in good faith in light of management’s experience and perception of future developments. Forward-looking statements in this news release include, but are not limited to, statements with respect to: the timing of the effectiveness of the Amended Agreements and their impact on Gatos Silver’s financial statements, and the timing of closing of the Transaction. Assumptions may prove to be incorrect and actual results may differ materially from those anticipated. Consequently, guidance cannot be guaranteed. As such, investors are cautioned not to place undue reliance upon guidance and forward-looking statements as there can be no assurance that the plans, assumptions or expectations upon which they are placed will occur.

Actual results may vary from forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to materially differ from those expressed or implied by such forward-looking statements, including but not limited to those factors discussed in (a) the section entitled “Description of the Business - Risk Factors” in First Majestic’s most recently filed Annual Information Form, available under its profile on SEDAR+ at www.sedarplus.com, and as an exhibit to its most recently filed Form 40-F available on EDGAR at www.sec.gov/edgar or on First Majestic’s website and (b) the Gatos Silver’s Annual Report on Form 10-K for the year ended December 31, 2023, available on EDGAR at www.sec.gov/edgar or on Gatos Silver’s website. First Majestic is not affirming or adopting any statements or reports attributed to Gatos Silver in this news release or made by Gatos Silver outside of this news release. Gatos Silver is not affirming or adopting any statements or reports attributed to First Majestic in this news release or made by First Majestic outside of this news release. Although First Majestic and Gatos Silver have attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.

First Majestic and Gatos Silver believe that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included herein should not be unduly relied upon. These statements speak only as of the date hereof. First Majestic and Gatos Silver do not intend, and do not assume any obligation, to update these forward-looking statements or forward-looking information, except as required by applicable laws.

Investors and Media Contact

André van Niekerk

Chief Financial Officer

investors@gatossilver.com

(604) 424 0984

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